Exhibit 10.7

LETTER OF OFFER

Date: 24-02-2020

CA No.: 20000492/CA/20/01

MEKAR SUBUR AV SDN BHD (1055070D)

NO. 35-G & 35-1,

JALAN 2/115A,

TAMAN PAGAR RUYUNG,

JALAN KUCHAI LAMA,

58200 KUALA LUMPUR MALAYSIA

Dear Sirs,

RE:	BANKING FACILITY GRANTED TO MEKAR SUBUR AV SDN BHD (1055070D) (“BORROWER”)

We, RHB Bank Berhad (“the Bank”) are pleased to inform you that the Bank has agreed to offer you the banking facility(ies) as stated below; subject to the following terms and conditions:-

1.	THE BANKING FACILITY(IES)

The banking facility granted or to be granted to you are as follows, subject to Government of Malaysia (GOM) providing its guarantee on the Banking Facility. Should the GOM decline to provide such guarantee on the Banking Facility, the Bank may at its absolute discretion terminate the Banking Facility or revise the terms and conditions of the Banking Facility.

FACILITY	Limit
SME Online Financing Term Loan	RM700,000.00

(hereinafter referred to as “the Banking Facility” and where the Banking Facility comprises more than one banking facilities, the expression “Banking Facility” shall where the context requires refer collectively to all and individually to each of the respective banking facilities comprising the Banking Facility.)

2.	PURPOSE

The Banking Facility shall be used for the purpose(s) as set out below and if you require to use the Banking Facility or any part thereof for any other purpose, you shall have to first obtain the Bank’s prior written consent which may or may not be granted at the Bank’s absolute discretion, and if granted may be subject to such conditions as the Bank may impose:

SME Online Financing Term Loan:	As working capital under Working Capital Guarantee Bumiputera Scheme (WCGB)

3.	AVAILABILITY PERIOD

3.1	The granting of the Banking Facility to you is at all times subject to availability of funds.

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MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

3.2	The SME Online Financing Term Loan is made available to you for drawdown for a period of SIX (6) months from the date of SJPP approval.

3.3	Subject to (3.1) above, the Banking Facility is for 7 years effective from the date of the issuance of the Letter of Guarantee from GOM.

3.4	The Banking Facility is to be disbursed within a period of six (6) months from the date of receipt by the Bank of GOM’s approval on the guarantee. If the facilities cannot be disbursed within 6 months from SJPP’s approval, extension of Availability Period (AP) must be submitted 1 month prior to its expiry.

4.	TENOR

4.1	The Banking Facility is subject to periodic review at the sole and absolute discretion of the Bank but, notwithstanding such periodic review, the Banking Facility shall be repayable on demand.

4.2	Subject to and until such periodic review or demand under paragraph 4.1 hereof, the Banking Facility is for the following tenor:

FACILITY	TENOR
SME Online Financing Term Loan	84 Months

5.	INTEREST RATE(S)/ COMMISSION/ BANKING CHARGES/ COMMITMENT FEE/OTHER CHARGES

5.1	You shall pay interest on all monies due and payable by you and all monies outstanding and owing to the Bank in relation to the Banking Facility and commission, discount charges and any other charges payable in relation to the Banking Facility at such rate or rates as may be stipulated or prescribed by the Bank at any time and from time to time. Without prejudice to the generality of the foregoing, you shall pay interest, commission, discount charges and any other charges payable in relation to the Banking Facility at the following rates:-

FACILITY	INTEREST RATE
SME Online Financing Term Loan	Interest at SEVEN POINT ONE NINE (7.19%) per annum flat may be subject to changes according to the Bank’s Base Lending Rate

The Loan installment for SME Online Financing Term Loan is computed based on effective interest rate at SIX per centum (6%) per annum above the Bank’s Base Lending Rate with daily rests which is currently at SIX POINT FOUR FIVE per centum (6.45%) per annum.

5.2	Interest and commission at the aforesaid rate(s) (“the Prescribed Rate” which expression shall refer to the respective interest rates and commission chargeable on the respective facilities comprised under the Banking Facility) shall be payable by you, as well after as before judgment or demand.

6.	INCREASED RATE OF INTEREST ON DEFAULT/EXCESS AMOUNT

In addition and without prejudice to the rights and remedies of the Bank, if you shall default in the payment of any sums on their respective due dates you shall pay interest on such overdue sums at the rate of 3.5% per annum above the Bank’s Base Lending Rate or such other rate or rates as the Bank may, at its sole absolute discretion, at any time and from time to time, impose without notice to you, and such rate or rates of interest (“the Default Rate”) shall be payable by you, as well after as before judgment or demand, from the due date up to the date of actual repayment.

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

7.	REPAYMENT

Notwithstanding any provisions to the contrary, the Banking Facility shall be payable on demand. In addition, you shall upon the expiry of the tenor (if any) of the Banking Facility or part thereof, repay the entire outstanding sum under each of the Banking Facility which tenor has expired. Until the expiry of the tenor of each of the Banking Facility or until a demand for repayment is made, you shall repay the Banking Facility as follows:

FACILITY	REPAYMENT TERMS
SME Online Financing Term Loan	Over 84 months, monthly instalments of RM12,526.00
Pending full drawdown, interest shall be paid monthly in arrears on the sum drawndown.

8.	SECURITY

The Banking Facility interest commissions and banking and/or other charges and expenses payable thereon or in connection therewith are to be secured by:

New Security

1.	Guarantee – Joint and Several Guarantee for the maximum amount of RM700,000-00 signed by:-

Name	NRIC Number
MOHD NAZIL BIN MOHD LAN	900603-12-5157
NUR HAIRUNNISA BINTI JAAFAR	841029-14-6094
LOW YOU SIONG	800805-10-5471

2.	Guarantee – Against 80% guarantee by Government of Malaysia (GOM) under Working Capital Guarantee Bumiputera Scheme (WCGB).

9.	CONDITIONS FOR DRAWDOWN/UTILIZATION

9.1	In addition to the conditions precedent for drawdown as stipulated in the General Terms and Conditions annexed hereto, you shall also fulfill the following conditions precedent before you are allowed to drawdown on the Banking Facility:

9.1.1	Receipt of GOM’s Letter of Guarantee under the WCGB for RM 560,000-00

9.1.2	You are to authorise the Bank to deduct the SME Online Financing Term Loan account for stamping fee incurred any other charges, expenses as and when they are due for payment for the Credit Facilities granted.

9.1.3	A Standing Instruction (SI) is to be executed for the direct debiting of your current account for the monthly Term Loan repayment, the Bank shall have the right to automatically debit your current account for all payments due and payable under your Banking Facilities, which remain outstanding on their due date of payment.

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

9.1.4	The Banking Facility granted under this Letter of Offer is subject to the issuance of a confirmation (“Confirmation”) via e-mail by the Bank to you and should there be any variations and/or amendments to this Letter of Offer and/or the imposition of any further terms and/or conditions as the Bank may require or impose, a supplemental letter of offer (“Supplemental Letter of Offer”) will be issued and to be duly accepted by you. For the avoidance of doubt and notwithstanding anything herein contained to the contrary, the Bank shall not be obliged to grant the Banking Facility nor permit its/their utilisation or part thereof until and unless the Confirmation or Supplemental Letter of Offer (whichever applicable) is issued and the terms herein and therein have been duly complied with by you.

9.1.5	A Personal Smart Shield Plus (‘PSSP’) for the sum insured of RM700,000-00 to cover the life of the director(s)/guarantor(s) for a period of 7 years with the Bank’s appointed insurer with RHB Bank Berhad endorsed as assignee/mortgagee.

9.1.6	In the event that the Personal Smart Shield Plus (‘PSS’) premium has not been fully paid at the point of disbursement, the Bank reserves the right to deduct your Term Loan — SME Online Financing account for payment of such as PSS premium.

9.2	If,

9.2.1	You shall fail to comply with any of the conditions precedent referred to in paragraph above and/or in the General Terms and Conditions annexed hereto; and/or

9.2.2	There has been a material adverse change in your condition, financial or otherwise after the date of this Letter of Offer;

You will not be entitled to utilize the Banking Facility and the Bank shall be entitled to cancel the Banking Facility hereby granted without any prior notice to you and you shall be liable to reimburse and/or indemnify the Bank for all costs and expenses (including legal costs and expenses) incurred by the Bank in connection with the approval and/or grant of the Banking Facility to you.

10.	OTHER TERMS AND CONDITIONS

10.1	The Borrower may at any time by giving to the Bank three (3) months notice in writing or by paying three (3) months interest in lieu of notice repay the whole of the moneys then owing to the Bank under the Term Loan Facility or such lesser amount in integral multiples of Ringgit Malaysia One Thousand Only (RM 1,000.00) or such other amount as the Bank may in its absolute discretion accept PROVIDED THAT the acceptance of such lesser amount as aforesaid by the Bank shall in no way entitle the Borrower to a reduction in the amount of any instalment but only to a reduction in the number thereof.

10.1.1	Any default in monthly repayment on due date of any money payable to the Bank for more than thirty (30) days, the Borrower may be required to furnish the Bank six (6) postdated cheques amounting equivalently to the monthly repayment amount dated the 5th of each month. Upon the six (6) postdated cheques being utilized for the monthly repayment, the Borrower may be required to continue with the normal monthly repayment method.

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

10.2	Notwithstanding anything herein, the Borrower’s right to prepay shall only be exercisable upon such conditions as the Bank may in its absolute discretion, impose and the decision of the Bank shall be final and conclusive.

FACILITY	PREPAYMENT FEE
SME Online Financing Term Loan	Not Applicable

10.3	SME Online Financing Term Loan

10.3.1	Bank’s Right to Vary Interest Rate: Any default in payment on due date of any money payable (whether principal or interest) for more than 60 days will result in an increase of interest rate spread for ALL facilities or such other rate or rates as the Bank may, at the Bank’s discretion without any prior notification.

10.3.2	Late Payment Penalty Interest: All late payment of any money payable (whether principal or interest) will incur an additional interest of 1% p.a.

10.3.3	Late Payment Notification: All official notifications for servicing any money payable (whether principal or interest) will incur an administrative fee of Ringgit Malaysia Twenty Five Only (RM25.00) per notification.

10.3.4	In the event of any change in circumstances resulting in you becoming no longer eligible under the WCGB, the Bank may at its discretion or upon instruction by GOM terminate the Banking Facility under the WCGB, vary the prevailing terms and conditions (including the profit rate), and/or impose such additional conditions as the Bank may deem necessary or appropriate at its absolute discretion.

10.3.5	In the event you wish to continue on with the Banking Facility after the expiry period or termination of the WCGB, the Bank reserves the discretion to vary the terms and conditions of the Banking Facility granted.

10.3.6	The Banking Facility is to be disbursed within a period of six (6) months from the date of receipt by the Bank of GOM’s approval on the guarantee. If the facilities cannot be disbursed within 6 months from SJPP’s approval, extension of Availability Period (AP) must be submitted 1 month prior to its expiry.

10.3.7	Upon expiry of the tenure or termination of the WCGB, the profit rate charged will be converted to profit rate as may be determined by the Bank which shall apply throughout the entire tenure of the Banking Facility and the Bank reserves the right to vary the terms and conditions of the Banking Facility granted.

10.3.8	You shall also be liable to pay the Bank, a cancellation fee of Ringgit Malaysia One Hundred (RM100.00) only which is payable to GOM in the following circumstances:- i. for cancellation of a request of a GOM”s Guarantee by you; and ii. for failure to disburse the Banking Facility after a period of six (6) months from the date of receipt by the Bank of GOM’s approval on the guarantee and consequently cancellation of the guarantee approval.

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

10.3.9	Zero point seven five per centum (0.75%) per annum or minimum guarantee fees of Ringgit Malaysia Five Hundred (RM500.00) for the issuance of the GOM Guarantee is absorbed by the Bank.

10.3.10	The Banking facility extended to you are subject to terms and conditions of the WCGB and the WCGB is subject to change at any time at GOM’s sole and absolute discretion.

10.3.11	GOM and/or any of it’s appointed representative will subrogate all rights of the Financial Institution against you in respect of the amount paid by GOM in accordance to the WCGB scheme.

10.3.12	The WCGB is for seven (7) years effective from the date of the issuance of the Letter of Guarantee from Government of Malaysia and shall not exceed 31/12/2035.

10.4	SERVICES TAX (ST)

10.4.1	If any service made under this contract/agreement is a taxable service to which the ST would apply, then the Bank reserves the right to levy ST at the prescribed rate and the recipient of the service agrees to pay the amount of ST.

For the avoidance of doubt, the Borrower shall bear all professional fees, taxes (including but not limited to ST), and out-of-pocket expenses incurred and any other fees, expenses or recourse in respect of the Banking Facility(ies).

11.	INFORMATION DISCLOSURE

The Borrower consents to and authorizes the RHB Banking Group (which shall include its holding company, its subsidiaries and associated companies), its respective directors, officers, employees and agents to disclose, share and/or verify information or documents pertaining to the Borrower affairs, account(s), facility(ies), directors and/or substantial shareholders to and/or with the following parties including, without limitation: -

(i)	any companies within the RHB Banking Group, whether within or outside Malaysia for any purpose including, without limitation:

a)	cross-selling, marketing and promotions of products and/or services of the RHB Banking Group;

b)	conducting conflict checks on any conflict of interest situations whether actual or potential, pursuant to the appointment of RHB Investment Bank Berhad, if applicable; and

c)	having access to the Borrower’s/Company’s/ the Customer’s information and/or documents in relation to its securities and/or depository accounts maintained with RHB Investment Bank Berhad and/or the relevant central and/or authorized depositories, if applicable; Kindly remove this clause if it is not applicable.

(ii)	any authorities/regulators/parties as may be authorised by law or regulations to obtain such information or by court of law;

(iii)	any party(ies) providing security for purposes of facility(ies) granted to the Borrower; agents of the RHB Banking Group, including without limitation, vendors, merchants and/or third party service providers in connection with any products and/or services being provided by the RHB Banking Group;

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

(iv)	auditors, legal counsels and/or other professional advisers in relation to the provision of services by the RHB Banking Group pursuant to this engagement, or in connection with the preparation of any facility or security documents, if applicable, or any action or proceeding for the recovery of monies due and payable by the Borrower, wherever applicable;

(v)	credit bureaus and/or credit reporting agencies, fraud prevention agencies, debt collection agencies and industry/financial related associations; and

(vi)	any potential assignee or other person proposing to enter into any contractual arrangement which requires the disclosure of such information.

12.	AMENDMENT AND/OR ADDITIONAL TERMS AND CONDITIONS

12.1	The Bank may at any time hereafter at your request or at the Bank’s absolute discretion grant additional banking facilities to you and/or convert and/or vary and/or substitute all or any of the Banking Facility hereby granted into another banking facility or facilities and, in any such event, the securities liabilities and/or obligations created pursuant to and by this Letter of Offer shall continue to be valid and binding for all purpose whatsoever up to the limit of the total banking facilities advanced to you notwithstanding such addition or change before-mentioned but subject to such variations as shall be made known by the Bank to you and or implied by law or trade usage governing or applicable to the addition and/or changes as aforesaid.

12.2	Notwithstanding any provisions to the contrary, the terms of this Letter of Offer may, at any time and from time to time, be varied or amended by the Bank at its absolute discretion with or without notice to you and thereupon such amendments and variations shall be deemed to become effective and the relevant provisions of this Letter of Offer shall be deemed to have been amended or varied accordingly and shall be read and construed as if such amendments and variations had been incorporated in and had formed part of this instrument at the time of execution hereof.

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

13.	ANNEXURES

The terms and conditions set out in the Annexures hereto form an integral part of this Letter of Offer and in the event of any conflict or discrepancy between the terms and conditions in this Letter of Offer and the terms and conditions in the Annexures, the terms and conditions in this Letter of Offer shall prevail.

Please indicate your acceptance of the Banking Facility upon the terms and conditions herein by signing the duplicate of this letter and returning the same to the Bank within fourteen (14) days from the date hereof.

We thank you for giving us the opportunity to be of service to you.

Yours faithfully

For RHB BANK BERHAD

/s/ Sao Sin Ze		/s/ Eugene, Chaw Jee Keong
Name: Sao Sin Ze		Name: Eugene, Chaw Jee Keong
Designation:	453304	Designation:	Team Leader
			452639

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

FORM OF ACCEPTANCE & DECLARATION ON CONNECTED PARTIES

I/We, the undersigned hereby confirm that I/We have read the terms and conditions set out above and in the Annexure hereto and taken note of the same. I/We hereby accept the Banking Facility upon the terms and conditions mentioned above and in the Annexure. I/We hereby declare that:

I am/We are not related to/a guarantor to/in control of/controlled by any of the directors, controlling shareholders, officers of the RHB Banking Group and their respective *close relatives.

None of the directors, controlling shareholders, officers of the RHB Banking Group and their respective *close relatives is a director, partner, executive officer, agent or guarantor in our firm/partnership/company/legal entity and/or our subsidiaries/entities controlled by us.

*	“Close relatives” is defined as spouse and dependents of the spouse, child (including step/adopted child) and spouse of the child, parent and brother or sister and their spouses.

Dated: 4/3/2020

THE COMMON SEAL of	)
)
(1055070D) was	)
hereunto affixed	)
in accordance with its Constitution	)
in the presence of:	)

SIGNED by LOW YOU SIONG (800805-10-5471)

	)	/s/ Low You Siong
)
for and on behalf of the Client	)
in the presence of:	)

Witnessed and signature verified by;	)	/s/ Sao Sin Ze
(Signature)

Sao Sin Ze
453304

(Name & Position)

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

ANNEXURE I

GENERAL TERMS AND CONDITIONS

1.	REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Bank that:-

(i)	the Borrower has full legal right, authority, power and capacity to accept and to borrow the Banking Facility and to perform the terms of this Letter of Offer. In the event the Borrower is a company, the Borrower is a company duly incorporated and validly existing under the laws of Malaysia and has full power and authority to carry on its present business;

(ii)	the terms of this Letter of Offer constitute legal, valid and binding obligations enforceable against the Borrower;

(iii)	all consents authorisations and approvals which are required to be obtained in connection with or are necessary for the acceptance, delivery, legality or enforceability of this Letter of Offer and the use of the Banking Facility have been obtained and are in full force and effect;

(iv)	the Borrower’s acceptance of this Letter of Offer and the performance of the terms herein will not contravene any law, regulation, order or decree of any governmental authority, agency or court to which the Borrower is subject;

(v)	the Borrower is not in default under any agreement to which the Borrower is a party or by which the Borrower may be bound and no litigation arbitration or administrative proceedings are presently current or pending or threatened against the Borrower;

(vi)	all information furnished by the Borrower to the Bank in connection with the Banking Facility are true and correct and there has been no omission which would render the information inaccurate or misleading;

(vii)	the Borrower’s last audited accounts have been prepared in accordance with accounting principles and practices generally accepted in Malaysia and give a true and fair view of the Borrower’s financial position as at that date;

(viii)	there are no winding-up proceedings currently pending or threatened against the Borrower;

(ix)	none of the Borrower’s directors, shareholders, managers or their spouses, parents and children are in the employment of or directly related to any of the directors officers or employees of the RHB Banking Group

2.	CONDITIONS PRECEDENT

2.1	The Banking Facility will be made available for the Borrower’s utilisation upon the fulfilment of the following conditions precedent:-

(i)	the Bank shall have received the Borrower’s acceptance of this Letter of Offer within the time prescribed;

(ii)	all loan/security documents which are required herein and/or such other documents as may be required by the Bank and/or its solicitors shall have been executed by the Borrower and/or the relevant security parties, duly stamped and registered at such registries as the Bank may deem necessary or expedient within thirty (30) days from the date of the acceptance of the Letter of Offer or such other time as may be stipulated by the Bank;

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

(iii)	the Bank shall have received copies of the following documents certified as true and correct by the Borrower’s secretary or director:-

(a)	all authorisations, licenses, approvals and consents which are necessary for the financing by the Bank hereunder, the carrying on of the Borrower’s business and the execution of the security documents (if any);

(b)	the Borrower’s Board of Directors’ Resolution authorising the acceptance and the borrowing of the Banking Facility and/or the execution of the loan/security documents (if any), together with deed of empowerment (if any);

(c)	a copy each of the Borrower’s (if applicable) certificate of incorporation / notice of registration and the Constitution and the Return of Allotment of Shares Form (previously known as Form 24, Notification for Change in the Registered Address (previously known as Form 44), and Notification of Change in the Register of Directors, Managers and Secretaries Form (previously known as Form 49) of the Companies Act 2016;

(d)	specimen signatures, authenticated in such manner as the Bank may require, of the persons authorised to act on the Borrower’s behalf in respect of the transactions hereunder.

(iv)	the Borrower shall have paid all fees or charges payable or agreed to be paid by the Borrower to the Bank for or in connection with the Banking Facility including the preparation and perfection of the loan/security documents;

(v)	no Event of Default (as hereinafter stated) or no event which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred or be continuing;

(vi)	no extraordinary circumstances or change of law or other governmental action shall have occurred which makes it improbable that the Borrower will be able to observe or perform the covenants and obligations herein; and

(vii)	the Bank’s solicitors shall have made a search on the Borrower at the Companies Commission of Malaysia and the Director-General of Insolvency’s Office and the results thereof shall have been satisfactory to the Bank.

2.2	In the case where guarantee(s) and/or other security (“the Security Document”) is/are required by the Bank from third party(ies) (“the Security Party), the utilisation of the Banking Facility shall also be subject to the fulfilment of the following additional conditions precedent:-

(i)	the Security Document shall have been duly perfected and forwarded to the Bank;

(ii)	where the Security Party is a body corporate, such Security Party shall have forwarded to the Bank copies of the following documents:-

(a)	its Board of Directors’ Resolution authorising the execution of the Security Document together with deed of empowerment (if any);

(b)	a certified copy of its certificate of incorporation / notice of registration and the Constitution and the Return of Allotment of Shares (previously known as Forms 24), Notification for Change in the Registered Address (previously known as Form 44), and Notification of Change in the Register of Directors, Managers and Secretaries Form (previously known as Form 49) of the Companies Act 2016;

(iii)	the Bank’s solicitors shall have made a search on the Security Party at the Companies Commission of Malaysia and/or the Director-General of Insolvency’s Office and the results thereof shall have been satisfactory to the Bank;

(iv)	all authorisations, approvals and consents which are necessary for the creation and delivery of the Security Document to the Bank hereunder, shall have been obtained and delivered to the Bank;

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

3.	AFFIRMATIVE COVENANTS

During the tenor of the Banking Facility the Borrower shall:-

(i)	carry out the Borrower’s business diligently and efficiently and in accordance with sound financial practices;

(ii)	furnish to the Bank all information reasonably required by the Bank in relation to the Borrower’s business and financial position;

(iii)	keep full, proper and up-to-date accounts and furnish to the Bank within one hundred and eighty (180) days from the end of each of the Borrower’s financial year copies of the Borrower’s annual report together with the balance sheet and profit and loss account duly audited and certified by a qualified independent auditor;

(iv)	keep and maintain the Borrower’s present paid up share capital and any increases thereof;

(v)	punctually pay and/or cause to be paid all rents rates taxes and all other outgoings payable in respect of the premises at which the Borrower carry on business and properties which are security for the repayment of the Banking Facility;

(vi)	appoint from time to time only such auditor or firm of auditors acceptable to the Bank;

(vii)	notify the Bank of the occurrence of an Event of Default stipulated hereunder or of any event which would constitute an event of default in relation to any of the Borrower’s other indebtedness; and

(viii)	notify the Bank of any change in the Borrower’s Board of Directors or its management or its major or controlling shareholders or partners.

4.	RESTRICTIVE COVENANTS

During the tenor of the Banking Facility the Borrower shall not, without the prior written consent of the Bank:-

(i)	add to, delete, vary or amend the Borrower’s Constitution in any manner which would be inconsistent with the terms of this Letter of Offer;

(ii)	change the Borrower’s financial year or the nature of the Borrower’s business;

(iii)	sell, transfer, lease or otherwise dispose of a substantial part of the Borrower’s capital assets or undertake or permit any merger, consolidation or reorganisation;

(iv)	enter into any transaction with any person firm or company except in the ordinary course of business and at arm’s length commercial terms;

(v)	decrease or alter the Borrower’s issued capital or alter the structure thereof or the rights attached thereto; and

(vi)	change the Borrower’s major or controlling shareholding or partnership structure.

5.	VARIATION OF INTEREST RATES

5.1	The Bank shall be entitled at its sole and absolute discretion, without notice to the Borrower, vary at any time and from time to time the Base Lending Rate of the Bank and/or Cost of Funds and/or the margin of interest imposed above the Base Lending Rate and/or Cost of Funds of the Bank and/or commissions or other rates of interest chargeable PROVIDED THAT the Bank will endeavour to provide notice of such variation(s) in the following manner:

(a)	in respect of the Base Lending Rate of the Bank by displaying at the premises of the Bank a general notice of the change of the Base Lending Rate of the Bank addressed to the public generally and such display shall be deemed sufficient notice to the Borrower or by including a notice in the periodic statement of accounts sent to the Borrower or by any other modes deemed fit and proper by the Bank; and

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

(b)	in respect of the margin of interest imposed above the Base Lending Rate and/or Cost of Funds of the Bank and/or commissions by serving a notice in writing (which notice may be included in the periodic statements of account sent to the Borrower) on the Borrower of the change in the margin of interest imposed above the Base Lending Rate and/or Cost of Funds of the Bank and/or in the commissions and such notice shall be deemed to have been sufficiently served on the Borrower if sent by ordinary mail to the Borrower’s usual or last known place of residence/business or to the address abovestated;

PROVIDED ALWAYS that the effective date of the change of the Base Lending Rate and/or margin of interest imposed above the Base Lending Rate and/or Cost of Funds and/or in the commissions or the other rates of interest chargeable shall be the date stipulated by the Bank at its sole absolute discretion. And notwithstanding anything hereinbefore contained, any delay or failure on the part of the Bank to give notice in accordance with the provisions herein contained shall not absolve the Borrower from its obligation to pay the rate of interest and/or commissions determined by the Bank and such rate of interest so determined by the Bank shall be payable from such date as the Bank shall in its sole and absolute discretion stipulate.

5.2	The Bank shall be entitled at any time at its sole and absolute discretion with or without notice to the Borrower and without assigning any reason to change the fundamental basis of calculation of the Prescribed Rate (whether it be the Base Lending Rate, Cost of Funds or any other basis by whatsoever named called).

6.	CAPITALISATION OF INTEREST

Interest commission and fees remaining unpaid at the time when it shall become due and payable and all costs charges expenses and other moneys due and payable shall be added to the principal amount advanced under the Banking Facility and thereafter be treated as principal and be chargeable with interest at such rate at which interest shall from time to time and at any time be payable under this Letter of Offer. For the purpose of ascertaining whether the limit of the Banking Facility intended to be advanced or secured has been exceeded or not, all accumulated and capitalised interest, commission, fees, costs, charges, expenses and such other moneys shall be deemed to be interest and not principal.

7.	INTEREST AFTER DEMAND OR JUDGMENT

Notwithstanding the exercise by the Bank of any of its rights provided for hereunder or any other statutory or other rights or the making of any demand, interest chargeable on the Banking Facility shall continue to be chargeable on any sum of money which remains due and unpaid hereunder after the exercise of any of these rights and if not duly paid such interest will continue to be capitalised as provided herein notwithstanding that the banker-customer relationship may have ceased for any reason whatsoever; AND in the event that judgment is obtained in relation to any sum of money owing hereunder, wherein it is adjudged that any sum of money be paid to the Bank, interest shall be payable on such sum of money so adjudged to be payable to the Bank at the rate of interest chargeable hereunder from the date of such judgment until the date of full payment.

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

8.	EVENTS OF DEFAULT

All monies outstanding under the Banking Facility together with interest thereon and all other monies relating thereto shall become immediately repayable by the Borrower upon demand being made by the Bank or upon the occurrence of any of the following events:

(a)	the Borrower defaults in the payment of any money payable to the Bank after the same shall have become due whether formally demanded or not;

(b)	the Borrower defaults under any other provision herein which is not capable of remedy or which, being capable of remedy, is not remedied within fourteen (14) days after being required to do so by the Bank;

(c)	any representation, warranty or condition made or implied by the Borrower herein is incorrect or misleading in any material respect;

(d)	any license, authorisation, approval, consent or permit which is required for the Borrower’s business or the performance of the Borrower’s obligations hereunder is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect;

(e)	any of the Borrower’s indebtedness or the indebtedness of any of the Security Party or their respective affiliate(s) or related corporation(s) becomes capable, in accordance with the relevant terms thereof, of being declared due prematurely by reason of a default by the Borrower or such Security Party or affiliate(s) or related corporation(s) of their respective obligations in respect of the same or the Borrower or any of the Security Party or affiliate(s) or related corporation(s) fail to make payment in respect thereof on the due date for such payment or if due on demand when demanded or the security for any such indebtedness becomes enforceable;

(f)	a petition be presented or an order be made or a resolution be passed for the Borrower’s winding-up or the winding up of any of the Borrower’s affiliate(s) or related corporation(s) or Security Party which is a body corporate;

(g)	a nominee, trustee, supervisor, judicial manager, administrator, receiver and manager or liquidator or other similar officer is appointed to take possession of the Borrower’s properties or undertaking or the properties or undertaking of any of the Borrower’s affiliate(s) or related corporation(s) or Security Party which is a body corporate;

(h)	the Borrower or any of the Borrower’s affiliate(s) or related corporation(s) or Security Party which is a body corporate ceases or threatens to cease to carry on all or a substantial part of the Borrower’s business or the Borrower’s affiliate(s)’ or related corporation(s)’ or the Security Party’s business;

(i)	any judgment is obtained against the Borrower or any of the Borrower’s affiliate(s) or related corporation(s) or Security Party;

(j)	the Borrower or any of the Borrower’s affiliate(s) or related corporation(s) or Security Party enters into any voluntary arrangement, judicial management, scheme of compromise, reorganization, reconstruction, amalgamation, composition or arrangement with or for the benefit of their respective creditors;

(k)	any other event or series of events whether related or not has or have occurred which in the opinion of the Bank (which opinion shall be final and binding) could or might affect or prejudice the Borrower’s ability or willingness to comply with all or any of the Borrower’s obligations hereunder;

(l)	the Borrower or any of the Security Party who is an individual person commits any act of bankruptcy or becomes bankrupt or shall die or become insane;

(m)	any of the Security Document given to the Bank is or becomes for any reason whatsoever invalid or unenforceable;

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

(n)	if the Bank shall in its sole discretion consider that the Banking Facility or any of its security or its security position in relation to the repayment of the Banking Facility to be in jeopardy.

(The expression “affiliate” means in relation to any one corporation, any corporation directly or indirectly controlling, controlled by or under direct or indirect common control, in each case whether in law or in fact with such corporation and the expression “related corporation” shall be construed in accordance with the Companies Act, 2016).

9.	BANK’S RIGHT TO COMMENCE FORECLOSURE AND LEGAL PROCEEDING CONCURRENTLY

Upon default or breach by the Borrower of any term, covenant, stipulation and/or undertaking herein provided and on the part of the Borrower to be observed and performed, the Bank shall thereafter have the right to exercise all or any of the remedies available whether by this Letter of Offer or Security Document or by statute or otherwise and shall be entitled to exercise such remedies concurrently, including pursuing all remedies of sale or possession and civil suit to recover all moneys due and owing to the Bank.

10.	ILLEGALITY

If the Bank determines that the introduction or variation of any law, regulation or official directive (whether or not having the force of law) or any change in the interpretation or application thereof makes it unlawful for the Bank to maintain, fund or give effect to its obligations hereunder, the Bank shall forthwith give notice of such determination to the Borrower whereupon the Banking Facility to such extent shall be cancelled and the Borrower will forthwith upon notice from the Bank repay all monies outstanding under the Banking Facility together with interest thereon and all other monies agreed to be paid by the Borrower hereunder.

11.	INCREASED COSTS

Where the Bank determines that, as a result of the introduction or variation of any law, order, regulation or official directive (whether or not having the force of law), or any change in the interpretation or application thereof by any competent authority, or compliance with any request (whether or not having the force of law) from Bank Negara Malaysia or other fiscal, monetary or other authority, the cost to the Bank of making available or continuing to make available the Banking Facility is increased or the amount of any sum received or receivable by the Bank in respect of the Bank making or continuing to make available the Banking Facility or the effective return to the Bank under the Banking Facility is reduced or the Bank is obliged to make any payment (except in respect of tax on the Bank’s overall net income) or forego any interest or other return on, or calculated by reference to, the amount of any sum received or receivable by the Bank from the Borrower under the Banking Facility, then the Bank shall notify the Borrower of the circumstances leading to the Bank’s determination and:-

(i)	the Borrower shall on demand pay to the Bank such reasonable amounts as the Bank may from time to time and at any time notify the Borrower to be necessary to compensate the Bank for such additional cost, reduction, payment or foregone interest or return provided that nothing herein contained shall prevent the Borrower from taking all necessary steps to mitigate the effect of such increased cost; and

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

(ii)	at any time thereafter, so long as the circumstances giving rise to the obligation to make the compensating payment continue, the Borrower may upon giving the Bank not less than thirty (30) days’ notice, cancel the Banking Facility.

12.	MARKET DISRUPTION

If in the opinion of the Bank, there has, since the date of this offer, been a change in national or international monetary, financial, economic or political conditions or currency exchange rates or exchange control which would render the Banking Facility temporarily or permanently commercially impracticable or impossible, the Bank shall notify the Borrower thereof, and:-

(i)	whilst such circumstances exist, no utilisation of the Banking Facility will be allowed;

(ii)	the Bank shall negotiate in good faith for an alternative basis acceptable to the Bank for continuing the Banking Facility; and

(iii)	unless within thirty (30) days after the giving of such notice such circumstances cease to exist or an alternative basis acceptable to the Bank is arrived at, the Banking Facility shall be cancelled.

13.	LEGAL AND INCIDENTAL EXPENSES

The Borrower shall pay all legal fees and incidental expenses in connection with the preparation, stamping and registration of any security documents required by the Bank hereunder even though the said documents are not executed by the Borrower for any reason whatsoever. If any money payable under the Banking Facility is required to be recovered through any process of law, the Borrower shall be liable to pay the Bank’s solicitors’ fees (on a solicitor and client basis) and any other fees and expenses incurred in respect of such recovery.

14.	WAIVER AND INDULGENCE

The terms and conditions herein may be waived by the Bank in whole or in part with or without conditions at the discretion of the Bank without prejudicing the rights of the Bank hereunder and any failure by the Bank to enforce any of the provisions hereunder or any forbearance delay or indulgence granted by the Bank to the Borrower shall not be construed as a waiver of the Bank’s rights hereunder.

15.	CREDIT FACILITIES TO CONNECTED PARTIES

The approval of the Banking Facility to the Borrower shall be upon the condition that the Bank will fully comply with any applicable laws, legislations or regulations. The Borrower hereby declares to the Bank that the Borrower is not related to/a guarantor to/in control of/controlled by any of the directors, controlling shareholders, officers of the RHB Banking Group and their respective close relatives (spouse and dependents of the spouse, child (including step/adopted child) and spouse of the child, parent and brother or sister and their spouses). None of the directors, controlling shareholders, officers of the RHB Banking Group and their respective close relatives is a director, partner, executive officer, agent or guarantor in the Borrower’s firm/partnership/company/legal entity and/or subsidiaries/entities controlled by the Borrower. The Borrower shall at all material times covenant to declare to the RHB Banking Group should any connected party relationship materializes throughout the duration of this Agreement. In the event any undisclosed connected party relationship is established or discovered subsequently, the Bank reserves the right to terminate and recall the Banking Facility immediately.

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

16.	DUTY TO VERIFY STATEMENTS OF ACCOUNTS/CERTIFICATE OF BANK

The Borrower shall verify all statements of accounts sent to the Borrower by the Bank and immediately revert to the Bank in the event of any discrepancy in such statements of accounts failing which they shall be deemed to be conclusive and binding against the Borrower. A statement by the Bank and signed by any of its officers as to what at any time is the amount outstanding and rate of interest chargeable shall, save for manifest errors be final and conclusive and shall not be questioned by the Borrower on any account whatsoever.

17.	SET OFF/COMBINATION OR CONSOLIDATION OF ACCOUNTS

(a)	The Bank shall be entitled (but shall not be obliged) at any time and without notice to the Borrower to combine, consolidate or merge all or any of the Borrower’s accounts and liabilities with and to the Bank anywhere whether in or outside Malaysia, alone or jointly with any other person and may transfer or set off any sums in credit in such accounts in or towards satisfaction of any of the Borrower’s liabilities whether actual or contingent, primary or collateral notwithstanding that the credit balances on such accounts and the liabilities on any other accounts may not be expressed in the same currency and the Bank is hereby authorised to effect any necessary conversions at the Bank’s own rate of exchange then prevailing.

(b)	Without prejudice to the generality of the above, the Bank further reserves the right at any time and without notice to the Borrower to debit any of the Borrower’s accounts (whether in credit or debit) with the Bank for all payments due and payable by the Borrower howsoever to the Bank.

18.	SUSPENSE ACCOUNT

Any money received by the Bank in respect of the Banking Facility may be kept to the credit of a suspense account for so long as the Bank thinks fit without any obligation in the meantime to apply the same or any part thereof in or towards settlement of any liabilities due by the Borrower to the Bank.

19.	CANCELLATION AND DEMAND

Notwithstanding any other provisions herein stated relating to the availability of the Banking Facility or any part thereof, the Bank reserves the right to recall/cancel the Banking Facility or any part thereof, at any time it deems fit without assigning any reason thereto by giving written notice of the same, whereupon the Banking Facility or such part thereof shall be cancelled and the whole indebtedness or such part thereof shall be repayable on demand.

xxxxxxxxx END OF ANNEXURE xxxxxxxxxx

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

ANNEXURE IA

ADDITIONAL GENERAL TERMS AND CONDITIONS

1.	During the tenor of the Banking Facility the Borrower shall:-

(i)	permit at all times the Bank, its officers, servants and/or agents to inspect all records of the Borrower at any office, branch or place of business of the Borrower or elsewhere and all records kept by any other authorities or persons in so far as such records relate to or affect the businesses and the properties of the Borrower and for the purpose of such inspection, give to or procure for the Bank and any officer, servant and/or agent of the Bank such written authorisations as may be required by the Bank;

(ii)	notify the Bank in the event the Borrower creates any form of charge, mortgage, debenture, pledge, lien, encumbrances or security interest of whatever nature or permit to exist any caveat or prohibitory order or both in respect of any of the Borrower’s properties;

(iii)	ensure that all loans or advances from its directors, shareholders and Related Corporation are subordinated to the Indebtedness; and

(iv)	in the event the Borrower or any of its subsidiaries or related companies (present and future) (“the Borrower Group of Companies) requires any banking, financial, investment and/or advisory products or services (collectively “the Products”) which is offered by the RHB Banking Group in its normal course of business, the Borrower shall offer or cause the Borrower Group of Companies to offer the relevant RHB Banking Group the right of first refusal to provide the Products to the Borrower or the Borrower Group of Companies.

2.	During the tenor of the Banking Facility the Borrower will not, without the prior written consent of the Bank:-

(i)	enter into any partnership, profit-sharing or royalty agreement whereby the Borrower’s income or profits are, or might be, shared with any other person, firm or company;

(ii)	enter into any management contract or similar arrangement whereby the Borrower’s business or operations are managed by any other person, firm or company;

(iii)	lend or make advances to any person other than in the normal course of business;

(iv)	lend or make advances to any person other than to its subsidiaries or related companies (both as defined in the Companies Act, 2016);

(v)	create any form of charge, mortgage, debenture, pledge, lien, encumbrances or security interest of whatever nature or permit to exist any caveat or prohibitory order or both in respect of any of the Borrower’s properties; and

(vi)	declare and pay any dividend or other distribution whether of an income or capital nature (but such consent of the Bank will not be unreasonably withheld).

xxxxxxxxx END OF ANNEXURE xxxxxxxxxx

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

ANNEXURE IB

Declaration And Undertaking On Residential And Domestic Borrowing Status - Foreign Exchange Administration Rules (Applicable To Resident Business/Entity And Non-Resident Business/Entity)

Note: Please tick and provide the necessary, and leave the ☐ blank if it is not applicable.

Part a. Malaysian Resident/Non-Malaysian Resident

☐	I am/We are business and/or company incorporated or established outside Malaysia however registered or obtained approval from an authority in Malaysia. As such, I/we hereby declare that pursuant to Foreign Exchange Administration Rules issued by Bank Negara Malaysia (“BNM”) and Financial Services Act 2013, I am/we are a Malaysian resident; or

☒	I am/We are business and/or company registered with Companies Commission of Malaysia or any authority in Malaysia. As such, I/we hereby declare that pursuant to Foreign Exchange Administration Rules issued by BNM and Financial Services Act 2013, I am/we are a Malaysian resident; or

☐	I am/We are business and/or company incorporated or established outside Malaysia and do not have any approval from any authority in Malaysia. As such, I/we hereby declare that pursuant to Foreign Exchange Administration Rules issued by BNM and Financial Services Act 2013, I am/we are a Non-Malaysian resident.

Part b. Domestic Borrowing

☒	I/We DO NOT have domestic Ringgit borrowing.

☐	I/We have domestic Ringgit borrowing*, and my/our total investment in Foreign Currency of (RM______________) is within the stipulated aggregate threshold per group per calendar year.

☐	I/We have domestic Ringgit borrowing*, and my/our total investment in Foreign Currency of (RM______________) have exceeded the stipulated aggregate threshold per group per calendar year. I/We hereby furnish the approval letter from BNM as supporting document.

*	The whole group is considered as domestic Ringgit borrower if one/more companies within the group is/are domestic Ringgit borrower.

Part c. Financial Guarantee Involving Non-Residents

☐	I am/We are a Malaysian resident as provided in Part a. above and I/we have not given any financial guarantee in any amount in foreign currency or ringgit on or behalf of or in favour of a Non-Resident.

☐	I am/We are a Malaysian resident as provided in Part a. above and I/we have given a financial guarantee in foreign currency or ringgit of (-insert the currency and amount-), not exceeding RM50.0 million in aggregate on or behalf of or in favour of a Non-Resident.**(i)

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

☐	I am/We are a Malaysian resident as provided in Part a. above and we have obtained a financial guarantee of (-insert the amount-) from a Non-Resident.**(ii)
**	For (i) and (ii), please refer to Part d., Item 5 below.

☐	I am/We are a Malaysian resident individuals (including Sole Proprietors and General Partnerships) as provided in Part a. above and I/We have given a financial guarantee in foreign currency or ringgit of (-insert the currency and amount-), exceeding RM1.0 million in aggregate on or behalf of or in favour of a Non-Resident for the following purpose(s):-

●	using foreign currency funds sourced from Trade Foreign Currency Account (TFCA);

●	using foreign currency funds sourced from conversion of ringgit; or

●	through the swapping of financial assets.

☐	We are a Malaysian resident as provided in Part a. above and we have given a financial guarantee in foreign currency or ringgit of (-insert the currency and amount-), exceeding RM50.0 million in aggregate on or behalf of or in favour of a Non-Resident for the following purpose(s):-

●	To secure borrowing obtained by a Non-Resident which is not part of our group entities;

●	To secure borrowing obtained by a Non-Resident which obtains financing from a Non- Resident financial institution or any person which is not part of our entity’s group of entities or not our direct shareholder(s)/partner(s)/director(s).

☐	I am/We are a Malaysian resident as provided in Part a. above and I/we have given a financial guarantee in any amount where payment will be made to or by a Non-Resident for an underlying foreign currency borrowing.

Part d. Declaration & Undertaking

I/We understand that under BNM’s Foreign Exchange Administrative Rules,

1.	The Bank has the right to suspend my/our account and/or Banking Facility denominated in currencies other than Ringgit Malaysia without the approval letter from BNM if my/our Banking Facility has exceeded the stipulated aggregate threshold per calendar year.

2.	Resident refers to:

●	A citizen of Malaysia, excluding a citizen who has obtained permanent resident status in a country or a territory outside Malaysia and is residing outside Malaysia;

●	A non-citizen of Malaysia who has obtained permanent resident status in Malaysia and is ordinarily residing in Malaysia;

●	A body corporate incorporated or established, or registered with or approved by any authority, in Malaysia;

●	An unincorporated body registered with or approved by any authority in Malaysia; or

●	The Government or any State Government.

3.	Non-Resident refers to:

●	Any person other than a resident;

●	An overseas branch, a subsidiary, regional office, sales office or representative office of a resident company;

●	Embassies, Consulates, High Commissions, supranational or international organization; or

●	A Malaysian citizen who has obtained permanent resident status of a country or territory outside Malaysia and is residing outside Malaysia.

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

4.	Domestic Ringgit borrowing refers to:

Any borrowing/financing in Ringgit obtained by a resident from another resident (including individuals, corporations and financial institutions) in the form of credit facility, financing facility, trade guarantee or guarantee for payment of goods, redeemable preference share, Islamic redeemable preference share, corporate bond or sukuk other than:

●	Trade credit terms extended by a supplier for all types of good or services;

●	Forward contract with a licensed onshore bank excluding a contract that involves the exchanging or swapping of Ringgit or foreign currency debt obligation with another foreign currency debt obligation or the exchanging or swapping of foreign currency debt obligation with a Ringgit debt obligation;

●	Performance guarantee or financial guarantee;

●	Operational leasing facility;

●	Factoring facility without recourse;

●	A credit facility or financing facility obtained by a resident individual from a resident to purchase one residential property and one vehicle;

●	Credit card and charge card facility obtained by a resident individual from a resident.

‘Domestic Ringgit borrowing/financing’ above shall also exclude the borrowing/financing in Ringgit of a resident entity from another resident entity within its group of entities with parent-subsidiary relationship.

5.	Financial guarantee:-

Should the amount of the financial guarantee under item **(i) or (ii) of Part c. above exceed RM50.0 million, I/We shall register with the Bank not later than seven (7) business days after giving or obtaining the financial guarantee.

6.	I/We hereby confirm and agree that the Bank is allowed to retain up to 25% of foreign currency proceeds from its exports of goods upon receipt of the proceeds in foreign currency, whilst the balance of foreign currency proceeds from the export of goods shall be converted into ringgit.

7.	I/We shall consent to abide with and be bound by the provision of the Financial Services Act 2013 and Foreign Exchange Administration Rules and any amendments from time to time with regards to any transaction or payments to or from my/our relevant account(s).

8.	In the event there are changes to the circumstances and/or details contained in this declaration and undertaking, I/we undertake to update the Bank of the changes immediately, failing which you may proceed to take any actions you deem fit without further reference to me/us.

9.	I/We hereby declare that the information given in this form is true and correct.

MEKAR SUBUR AV SDN BHD (1055070D)
CA No: 20000492/CA/20/01

Dated: 4/3/2020

THE COMMON SEAL of	)
)
(1055070D) was	)
hereunto affixed	)
in accordance with its Constitution	)
in the presence of:	)

SIGNED by LOW YOU SIONG (800805-10-5471)

	)	/s/ Low You Siong
)
for and on behalf of the Client	)
in the presence of:	)

Witnessed and signature verified by;	)	/s/ Sao Sin Ze
(Signature)

Sao Sin Ze
453304

(Name & Position)